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                                                                   EXHIBIT 10.16

                              PHAMIS, INCORPORATED

                          1996 EXECUTIVE BONUS PROGRAM

                                FRANK T. SAMPLE


The 1996 target compensation for Frank Sample is established at $375,000. This is comprised of $250,000 in annual base salary and a target bonus of $125,000 or 50% of annual base salary for attaining 100% of his business objectives.

The business objectives for Frank Sample for 1996 are as follows:

1. REVENUES:  $56 million

2. EARNINGS PER SHARE:  $ 0.70 (excluding one time charges)

3. INVESTOR RELATIONS: Build confidence in PHAMIS Inc. stock through excellent communications.

Funding of this bonus is contingent on the Company attaining its profit objectives as agreed to by the Board of Directors of PHAMIS Inc. Actual payment shall be subject to the achievement of business goals described above. For purposes of this bonus program, annual profits are defined as "annual profits before taxes and bonuses, not including one time charges (e.g. DataBreeze pooling transaction costs, moving expenses to the new facilities)."

a. If annual profits are 100% of goal, or $7,900,000, then 100% of the earned bonus shall be funded.

b. If annual profits are equal to $7,600,000 and less than $7,900,000, 75% of the earned bonus shall be funded.

c. If annual profits are equal to $7,400,000 and less than $7,600,000, 50% of the earned bonus shall be funded.

d. If annual profits are greater than 100% of goal, or $7,900,000, payment shall be made according to the following schedule:

          (salary x bonus %)  x  % completion  x  % profit factor

          % profit factor =        100% plus 1% for every $79,000 of profit over
                                   $7,900,000, up to a maximum profit factor of 150%

e. If annual profits are less than $7,400,000, the earned bonus will not be paid and PHAMIS, Inc. shall not have any future obligation to make such payment.



______________________________________       _________________________________
Frank T. Sample                              Daniel Dyer
President and CEO                            Compensation Committee


______________________________________       _________________________________
Timothy J. Wollaeger                         Lonnie M. Smith
Chair, Compensation Committee                Compensation Committee